Exhibit 99.1

Apollo Investment Corporation Amends Revolving Credit Facility to Extend Maturity and Increase Commitments

Banks Continue to Show Strong Support with Five Year $1.31 Billion Facility

Currently Priced at LIBOR + 2.00%

NEW YORK—(BUSINESS WIRE)—Apr. 24, 2015— Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” today announced an amended and restated credit facility (“the facility”). Total commitments to the facility increased by $40 million, from $1.27 billion to $1.31 billion. The final maturity of the facility was extended by 20 months from August 2018 to April 2020. In addition, the stated interest rate on the facility was changed from LIBOR plus 2.00% to a formula-based calculation, based on a minimum borrowing base, resulting in a stated interest rate of either LIBOR plus 1.75%, or LIBOR plus 2.00%. As of today, under this formula, the stated interest rate on the facility is LIBOR plus 2.00%.

The facility contains an accordion feature whereby it can be expanded by 50% under certain conditions. The facility includes customary covenants, including minimum asset coverage and minimum equity requirements, as well as customary events of default.

Mr. Gregory W. Hunt, Apollo Investment Corporation’s Chief Financial Officer, said, “We are pleased to have upsized and extended the maturity of our revolving credit facility. We believe this demonstrates our continued ability to raise capital, as well as strong support from our banks. Improving our capital structure continues to be a priority for us. We are extremely appreciative of the support from our existing lenders as well as from two new lenders.”

J.P. Morgan Securities LLC, SunTrust Robinson Humphrey, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as arrangers. SunTrust Bank and Bank of America, N.A. acted as syndication agents and JPMorgan Chase Bank, N.A. will continue to act as administrative agent.

About Apollo Investment Corporation

Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Source: Apollo Investment Corporation

Apollo Investment Corporation

Elizabeth Besen, 212-822-0625

Investor Relations Manager

ebesen@apollolp.com